SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


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                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 16, 1998


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                         Cordant Technologies Inc.
           (Exact name of registrant as specified in its charter)


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                                  Delaware
               (State or other jurisdiction of incorporation)


    1-6179                                           36-2678716
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Commission File Number                     (IRS Employer Identification No.




2475 Washington Boulevard, Ogden, Utah                        84401-3498
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(Address of principal executive offices)                      (Zip Code)



                               (801) 629-2000
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                       Registrant's Telephone Number





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                           ITEM 5 - OTHER EVENTS

News Release:  June 11, 1998


CORDANT COMPLETES BUY OF JACOBSON MFG. CO. INC.

Ogden, UT, June 11, 1998 - Cordant Technologies Inc. announced today that its Huck International subsidiary has completed the previously announced $270 million purchase of all outstanding shares of Jacobson Mfg. Co. Inc.

Jacobson is a leading manufacturer of high-quality, custom-designed metal parts and fasteners and precision-engineered plastic products that are used in automotive, construction, consumer products and heavy equipment applications. Jacobson's injection molded plastic products include a variety of components and end products used in the computer, telecommunications and medical industries.

Jacobson's manufacturing facilities are located in Kennilworth, New Jersey; Medina, Ohio; Altoona, Pennsylvania; Tempe, Arizona, Stanford, North Carolina, and New Braunfels, Texas.

Cordant Technologies financed the acquisition with existing bank lines of credit.

With more than 16,500 employees worldwide, Cordant Technologies (CDD-NYSE) is a strategically balanced global business with consolidated annual sales of approximately $2.2 billion. Cordant Technologies' Huck International subsidiary delivers high performance industrial aerospace fastener systems, and its Thiokol Propulsion business is the leading producer of solid rocket propulsion systems. Cordant Technologies also holds a majority interest in Howmet International Inc., a global manufacturer of aircraft and industrial gas turbine engine components.

                             (END NEWS RELEASE)

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                                 SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CORDANT TECHNOLOGIES INC.



                                           By:________________________________
                                            Edwin M. North, Vice President and
                                            Corporate Secretary

Dated:  June 16, 1998